EXHIBIT 99.1

Unrivaled Brands, Inc. Details 10 Months of Turnaround Progress

Company Issues Corporate Presentation as it Looks Ahead to Growth Opportunities and to Capitalize on Momentum

SANTA ANA, Calif., Sept. 06, 2023 (GLOBE NEWSWIRE) -- Unrivaled Brands, Inc. (OTCQB: UNRV) ("Unrivaled" or the "Company"), a cannabis company with operations throughout California, today released its updated presentation titled “Unrivaled: About Us.” This latest update revisits the Company's ongoing initiatives, milestones, and financial health.

Sabas Carrillo, Unrivaled’s Chief Executive Officer, said, “It has been a full year since our turnaround efforts began. The Unrivaled and Adnant teams undertook a challenge that no one reasonably expected we could meet. Not only have the teams risen to the occasion, but they have surpassed our own initial goals. It is with a strong sense of pride and with the confidence of momentum that we release an updated corporate deck to present 10 months of accomplishments and progress.”

“Unrivaled: About Us” is a summary presentation of the continuing journey of Unrivaled and the substantial progress that has occurred. In August 2022, Mr. Carrillo was brought on as Interim CEO along with a suite of turnaround professionals from Adnant. During the 10 months through the last reporting period ended June 30, 2023, Mr. Carrillo and his team have been effective in accumulating a notable curriculum vitae of accomplishments. Highlights from the presentation deck are included below.

10-Month Operational and Financial Performance Highlights:

•	Reducing debt and liabilities by $53.6 million — a 43% reduction from 2021;
•	Increasing gross margins from 37% in Q4 of 2021 to 52% reported in Q2 of 2023;
•	Cutting down corporate overhead expenditures by 23% compared to the prior year;
•	Reducing the $119.9 million net loss posted in Q3 of 2022 by 99% in Q2 of 2023;
•	Decreasing the $9.2 million cash-based EBITDA loss posted in Q3 of 2022 to $0.8 million in Q2 of 2023;
•	Increasing cash-based retail EBITDA income by $0.6 million to $1.7 million in Q2 of 2023 versus $1.1 million in Q3 of 2022; and
•	Substantially eliminating the $9.7 million loss attributable to cultivation and distribution in Q3 of 2022 — posting only a $155,000 loss in Q2 of 2023.

10-Month Restructuring Highlights:

•	Partnered with Brick City Productions, Inc.—who were part of the founding team of Blum Oakland in 2012 and who also are owner operators of five retail dispensaries—to re-open our previously shuttered dispensary in San Leandro;
•	Focused on core competencies and spun-off or dissolved under-performing and non-performing assets and subsidiaries including our Oregon operations, our Nevada-based assets, and several of our other entities including UMBRLA, BRND House, and LTRMN CA;
•	Expanded the potential of the core competency portfolio and entered into binding Letters of Intent with purchase options for Cookies branded retail locations in Oakland and Redding, California;
•	Raised $2.0 million in capital in an executive-led financing during extremely challenging circumstances;
•	Entered into a binding settlement term-sheet to settle a $23.0 million litigation related to the People’s transaction;
•	Transformed leadership and instituted a completely reconstituted Board of Directors and executive management team; and
•	Revamped the Company culture at all levels including operations and corporate.

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Korova Brand Presence:

•	Refocused on Korova – a legacy brand with a storied history in California cannabis; and
•	Two founders, Joe Gerlach and Blake Powers, remain on the team contributing OG prowess and vision.

Mr. Carrillo added, “Despite having made significant progress, we intimately understand that the path ahead is riddled with more challenges. As the Company has previously noted in public disclosures, significant risk factors remain including ongoing litigation, completing settlement documents related to stayed litigation, substantial debt still outstanding, and unfavorable market and regulatory conditions, any of which have the potential to derail our progress."

Chris Rivera, the Company’s Interim Chief Financial Officer, echoed previous sentiments, stating, “The progress achieved during the last 10 months is largely due to the creditors that continue to work with us, the investors that continue to believe in us, and the cannabis community that has rallied to support Mr. Carrillo and Unrivaled. For them we are incredibly grateful. This Company boasts the talent to execute and the heart to not give up.”

Mr. Carrillo concluded, “I, personally, am extremely grateful to our team, our vendors and partner brands for sticking by us during the past twelve months. It has truly been the pleasure of my career to work alongside you. I also remain grateful to our creditors and noteholders for your patience and willingness to work with the Company during the past year. Finally, to our shareholders, I extend my deepest sense of gratitude for your endurance and continued support of the stock—Thank you.”

The updated corporate presentation is available for viewing as of September 6, 2023, and can be accessed here.

About Unrivaled Brands

Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Unrivaled is home to Korova, known for its high potency products across multiple product categories.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:

Jason Assad

LR Advisors LLC.

jassad@unrivaledbrands.com

678-570-6791

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Unrivaled Brands, Inc.
Non-GAAP Reconciliation of Consolidated Operations (Unaudited)

	For the Three Months Ended
	June 30, 2023	September 30, 2022
($ presented in 000’s)
Net Loss	$(1,442)	$(119,906)
Less: Net Income from Discontinued Operations, Net	-	(72)
Add (Deduct) Impact of:
Interest Expense	187	384
Provision for Income Tax Benefit	(125)	(3,449)
Depreciation Expense	221	921
Amortization of Intangible Assets	562	2,361
EBITDA Loss from Continuing Operations (Non-GAAP)	$(597)	$(119,761)

Non-GAAP Adjustments:
Stock-based Compensation Expense	$1,642	$544
Impairment of Assets	-	107,972
Severance Expense for Series A Share Repurchases	-	42
Loss (Gain) on Disposal of Assets	(1,739)	1,529
Gain of Settlement of Liabilities	(110)	-
Unrealized Loss on Investments	-	493
Cash EBITDA Loss from Continuing Operations (Non-GAAP)	$(804)	$(9,181)

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Unrivaled Brands, Inc.
Non-GAAP Reconciliation of Retail Operations (Unaudited)

	For the Three Months Ended
	June 30, 2023	September 30, 2022
($ presented in 000’s)
Income Before Provision for Income Taxes	$1,727	$896
Less: Net Loss from Discontinued Operations, Net	-	170
Add (Deduct) Impact of:
Interest Expense	48	-
Gain of Settlement of Liabilities	(110)	-
Cash EBITDA Income from Continuing Retail Operations (Non-GAAP)	$1,665	$1,066

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